UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K
_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2013
_________________
Hanmi Financial Corporation
(Exact name of registrant as specified in its charter)
_________________

Delaware (State or other jurisdiction of incorporation)	000-30421 (Commission File Number)	95-4788120 (IRS Employer Identification No.)

3660 Wilshire Boulevard, PH-A
Los Angeles, California 90010
(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (213) 382-2200

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On Friday, August 23, Hanmi Financial Corporation (the “Company”) held its 2013 annual meeting of stockholders.  The matters voted on at the meeting and the final voting results are as follows:

1) Proposal 1: Election of Directors. The following seven director nominees were elected to serve as directors of the Company and received the number of votes set forth opposite their respective names:

Nominee:	Shares Voted For	Withheld	Broker Non-Vote
I Joon Ahn	18,595,842	3,443,461	4,639,540
John A. Hall	21,467,392	571,911	4,639,540
C. G. Kum	21,735,002	304,051	4,639,540
Paul Seon Hong Kim	21,414,983	624,320	4,639,540
Joon Hyung Lee	21,372,776	666,527	4,639,540
Joseph K. Rho	21,374,301	664,752	4,639,540
William J. Stolte	21,819,647	219,656	4,639,540

2) Proposal 2: Resolution to Approval of the Named Executive Officers’ Compensation. An advisory proposal to approve the compensation of the Named Executive Officers (“Say on Pay”) was approved by the following vote:

Shares Voted For	Shares Voted Against	Abstentions
21,599,054	417,112	22,887

3) Proposal 3: Resolution to Approval of the Amended and Restated 2013 Hanmi Financial Corporation Equity Compensation Plan.  A proposal to approve the Amended and Restated 2013 Hanmi Financial Corporation Equity Compensation Plan was approved by the following vote:

Shares Voted For	Shares Voted Against	Abstentions
20,383,149	1,638,352	17,552

4) Proposal 4: Ratification of Independent Registered Public Accounting Firm.                                                                                                                                A proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2013 was approved by the following vote:

Shares Voted For	Shares Voted Against	Abstentions
26,483,000	183,810	12,033

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2013                                         HANMI FINANCIAL CORPORATION

By:      /s/   C. G. Kum
C. G. Kum
President and Chief Executive Officer